EXHIBIT 23.1


CONSENT OF COOPERS & LYBRAND, L.L.P.




                            CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Cambridge Biotech Corporation (the "Company") on Form S-8 (File Nos. 2-91846, 33-19064, 33-4639 and 33-41266) of our report (which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern and uncertainties arising from shareholder litigation and a Securities Exchange Commission order directing private investigation), dated March 20, 1996, on our audits of the consolidated financial statements and financial statement schedule of Cambridge Biotech Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



                                              /s/ Coopers & Lybrand L.L.P.
                                              Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 29, 1996